Exhibit 10.1

Stock Purchase Agreement

Dated as of December  , 2010

By and Among

KAEYO Investments Ltd

and

Peter Reichard

and

Peter Coker

and

Europa Acquisition II, Inc.

Table of Contents

Section 1. Construction and Interpretation
1.1. Principles of Construction
Section 2. The Transaction
2.1. Purchase Price
2.2. Transfer of Shares and Terms of Payment
2.3. Closing
Section 3. Representations and Warranties
3.1. Representations and Warranties of the Sellers
3.2. Covenants of the Sellers and the Company
Section 4. Miscellaneous
4.1. Expenses
4.2. Governing Law
4.3. Resignation of Old and Appointment of New Board of Directors and Officers
4.4. Disclosure
4.5. Notices
4.6. Parties in Interest
4.7. Entire Agreement
4.8. Amendments
4.9. Severability
4.10. Counterparts

Stock Purchase Agreement

This stock purchase agreement (“Agreement”), dated as of December  , 2010, is entered into by and among Europa Acquisition II, Inc. (“Europa Acquisition” or the “Company”) and Peter Reichard and Peter Coker, (each a “Seller” and collectively, the “Sellers”), and KAEYO Investments Ltd., for its own account and on behalf of such persons and entities pursuant to a power of attorney given to KAEYO Investments Ltd in connection with the transaction contemplated under this Agreement (collectively, the “Purchaser” and together with the Company and the Sellers, the “Parties”).

W i t n e s s e t h:

Whereas, the Sellers, are shareholders of Europa Acquisition, a corporation organized and existing under the laws of the State of Nevada, who own and/or control in the aggregate 100,000 shares of the Company, which represents 100% of the issued and outstanding common shares of the Company; and

Whereas, the Purchaser desires to acquire all of such shares of the Company, subject to the Company being re-domesticated into a Cayman Island's corporation (the "Re-domesticated Company"), for a total of $30,000 plus the cost of redomestication.

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Sellers of such common stock of the Company to the Purchaser:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1. Purchase Price.

The Sellers hereby agree to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Sellers 100,000 common shares (or ordinary shares after re-domestication as the term may be) of the capital stock of the Re-domesticated Company (the “Acquired Shares”) for a total  purchase price of $30,000 (the “Purchase Price”), payable in full to the Sellers according to the terms of this Agreement, in United States currency as directed by the Sellers in writing at least two business days prior to Closing.

2.2. Transfer of Shares and Terms of Payment.

In consideration for the transfer of the Acquired Shares by the Sellers to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement. Transfer of the shares and payment thereof shall be in the following manner:

i) within one business day following  the execution of this Agreement, the Purchaser shall transfer $30,000 (“Payment”) to Anslow & Jaclin, LLP (the “Escrow Agent”).

ii) within one business day following the execution of this Agreement, the Sellers shall deliver to the Escrow Agent, the certificates for the Acquired Shares duly endorsed for transfer to be released and delivered to the Purchaser upon receipt of the Payment by the Escrow Agent.

2.3. Closing.

Closing shall take place within two business days following receipt of a confirmation from Cayman Island's legal counsel that the Company has completed its redomestication into a Cayman Island Corporation (the “Closing Date”).  The Sellers shall use their best efforts to complete the re-domestication of the Company into the Cayman Islands within 10 business days following the date of execution of this Agreement and shall take all actions required to effect such re-domestication.  Purchaser shall be responsible for all costs incurred in such re-domestication of the Company in an amount up to $10,000.  Such amount shall be included in the Purchase Price so that the total Purchase Price for the Shares will be $30,000 plus the cost of the redomestication. On the Closing Date, the Escrow Agent will release the Purchase Price to the Sellers and the Acquired Shares to the Purchaser.

Section 3.  Representations and Warranties

3.1. Representations and Warranties of the Sellers and the Company. The Sellers , jointly and severally, hereby represent and warrant to the Purchaser that the following statements shall be true and correct in all respects as of the date hereof and as of the Closing Date (as if such representations and warranties were made again on the Closing Date):

3.1.1           The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.  On the Closing Date, the Re-Domesticated Company will be a corporation duly organized and validly existing under the laws of the Cayman Islands and will have all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.

3.1.2           The Company is in good standing with the Secretary of State of Nevada and on the Closing Date will be in good standing pursuant to the laws of the Cayman Islands.

3.1.3           Prior to or at Closing, all of the Company’s outstanding debts, liabilities and obligations shall be paid off (at no expense or liability to the Purchaser or the Company) and the Sellers shall provide evidence of such payoff to the Purchaser’s satisfaction.  Should the Purchaser discover any debt, liability or obligation of the Company that was not paid prior to the Closing Date, the Sellers undertake to, promptly upon demand by Purchaser, indemnify the Purchaser for any and all such debt, liability and obligation, whether outstanding or contingent at the time of Closing.

3.1.4           The Company will have no assets or liabilities (whether fixed, absolute or contingent) at the Closing Date.  Since its inception, the Company has never generated any revenues and will not generate any revenues prior to the Closing Date.

3.1.5           The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.6           The Company is not a party to any contract, lease or agreement.

3.1.7           The Company does not own any real estate or any interests in real estate.

3.1.8           The Company is not liable for any taxes, including income, real or personal property taxes, to any governmental or state agencies whatsoever and no liability with respect to taxes is or will be levied or imposed on the Company with respect to any period prior to the Closing Date.  The Company has timely filed all income, real or personal property, sales, use, employment or other governmental tax returns or reports required to be filed by it with any federal, state or other governmental agency and all taxes required to be paid by the Company in respect of such returns have been paid in full.  None of such returns are subject to examination by any such taxing authority and the Company has not received notice of any intention to require the Company to file any additional tax returns in any jurisdiction to which it may be subject.

3.1.9           The Company  is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.10           The Sellers either are or on the Closing Date will be, the lawful owners of record of the Acquired Shares, and the Sellers presently have, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title to the Acquired Shares, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.11           There are no authorized shares of the Company other than 100,000,000 common shares and 10,000,000 preferred shares, and there are no issued and outstanding shares of the Company other than 100,000 common shares, all of which constitute the Acquired Shares.  Sellers at the Closing Date will have full and valid title to the Acquired Shares, and there will be no existing impediment or encumbrance to the sale and transfer of the Acquired Shares to the Purchaser; and on delivery to the Purchaser of the Acquired Shares being sold hereby, all of such Acquired Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Acquired Shares will be legally and validly issued and fully paid and non-assessable shares of the Re-domesticated Company’s common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company or the Re-Domesticated Company, as the case may be.

3.1.12           All issuances of the Company or the Re-Domesticated Company of the shares in their common stock in past transactions have been legally and validly effected, without violation of any preemptive rights, and all of such shares of common stock are fully paid and non-assessable.

3.1.13           There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s or the Re-Domesticated Company's authorized but unissued common stock or any agreements restricting the transfer of outstanding or authorized but unissued common stock. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s or the Re-Domesticated Company's capital stock to which the Company or the Re-Domesticated Company is a party or between or among any of the Company’s or the Re-Domesticated Company's shareholders.

3.1.14           Other than the Acquired Shares, neither Seller has any other equity interests or rights to acquire equity interests in the Company or the Re-Domesticated Company, as the case may be.

3.1.15           There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

3.1.16           The Company has no subsidiaries and has no interest in any entity, whether incorporated or not, joint venture or partnership or similar arrangements.

3.1.17           Since its inception, the Company has never employed or engaged any person as employee or consultant and it has not been a party to any employment or other agreement (whether written or oral) which could result in the payment to any current, former or future director, officer, or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such person.

3.1.18           The Company has no insurance or employee benefit plans whatsoever.

3.1.19           The Company is not in default under any contract (whether written or oral), or any other document.

3.1.20           The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.

3.1.21           The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of (i) any agreement or other instrument to which they are or have been a party or (ii) the Company’s Articles of Incorporation or Bylaws.

3.1.22           All financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

3.1.23           The common stock of the Company and of the Re-Domesticated Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and there are no proceedings pending to revoke or terminate such registration.  Since the date of the common stock's registration under the Exchange Act, the Company has filed all reports with the Securities and Exchange Commission required to be filed by the Exchange Act, including its Quarterly Report on Form 10-Q for the third quarter of 2010, and all such reports were filed timely.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.  Notwithstanding the foregoing, the representations and warranties contained in Sections 3.1.10, 3.1.11, 3.1.12, 3.1.13 and 3.1.14 shall survive the Closing Date indefinitely.

3.2. Covenants of the Sellers and the Company.

From the date of this Agreement and until the Closing Date, the Sellers and the Company covenant the following:

3.2.1           The Sellers will, to the best of their respective abilities, preserve intact the current status of the Company (and the Re-Domesticated Company) as an issuer registered under Section 12(g) of the 1934 Exchange Act.

3.2.2           The Sellers will furnish Purchaser with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Purchaser.

3.2.3           The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations or otherwise enter into any transaction or make any commitment that would (i) adversely affect the ability of the Parties to consummate the transactions contemplated hereunder or (ii) make any of the representations and warranties contained in this Agreement inaccurate, without the express written consent of the Purchaser.

3.2.4           The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

3.2.5           The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

3.2.6           The Sellers will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

3.2.7           The Company will not declare any dividend in cash or stock, or any other benefit.

3.2.8           The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

3.2.9           At Closing, the Company and the Sellers will obtain and submit to the Purchaser resignations of current officers and directors.

3.2.10           The Sellers, jointly and severally, agree to indemnify the Purchaser against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Agreement.

3.3           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers that the following statements shall be true and correct in all respects as of the date hereof and as of the Closing Date (as if such representations and warranties were made again on the Closing Date):

3.3.1           The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchaser is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

3.3.2           The Purchaser is, and will be at the time of the execution of this Agreement, either an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate;

Or the Purchaser is not a U.S. Person on the signature page to this Agreement, then the Purchaser further makes the  ollowing representations and warranties to the Company:

(i)            At the time the Purchaser was offered the Securities, it was not, and at the date hereof, such Purchaser is not a “U.S. Person” which is defined below:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)
Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii)          The Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

(iv)         The Purchaser (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(v)          The Purchaser will not resell the Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(vi)         The Purchaser will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(vii)        No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of their representatives in connection with the offer and sale of the Shares.

3.3.3           On the Closing Date, such Purchaser will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account, for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4           The Purchaser understands and agrees that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

3.3.5           The Acquired Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.3.6           The offer to sell the Acquired Shares was directly communicated to such Purchaser by the Company.  At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7           The representations and warranties made above by the Purchaser shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

Section 4.  Miscellaneous

4.1. Expenses.

Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement except for the re-domestication fees which shall be the responsibility of the Purchaser pursuant to Section 2.3 above.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada applicable to agreements executed and to be wholly performed solely within such state.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Re-Domesticated Company and the Sellers shall take such corporate action(s) required by Europa Acquisition's Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the eleventh day following the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers and check signers as of the Closing Date.

Name	Position
Yoel Neeman	Director, President and CEO
4.4. Disclosure.

The Sellers and the Company agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

4.5. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Sellers, to:

Peter Reichard

If to the Company:

Europa Acquisition I, Inc.

If to the Purchaser, to:

KAEYO Investments Ltd
c/o Yoel Neeman
5 Sarah Aharonson Street
Ra'anana 43399, Israel

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.6. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.7. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.8. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.9. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.10. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

[-signature page follows-]

In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:

Europa Acquisition II. Inc.

By:	/s/ Peter Reichard
Name:	Peter Reichard
Title:	Chief Executive Officer

Sellers:

By:	/s/ Peter Reichard
Name:	Peter Reichard, Individually

By:	/s/ Peter Reichard
Name:	Peter Reichard, Individually

Purchaser:

KAEYO Investments Ltd. (for itself and pursuant to a power of attorney given to KAEYO Investments Ltd)

By:	/s/ Yoel Neeman
Name:	Yoel Neeman
Title:	Director